                                                                     EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated September 29, 2004 in the Amendment No. 1 to the Registration Statement (File No. 333-119084) and related Prospectus of Claymore Securities Defined Portfolios, Series 192.


                                        /s/ Grant Thornton LLP
                                        ----------------------
                                        GRANT THORNTON LLP


Chicago, Illinois
September 29, 2004